UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2005

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-108780 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)

(888)-220-6121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     Our sole real estate investment is currently 56,629.482 units in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), which indirectly holds interests in a portfolio of eight office properties. The Core Fund is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”), which is owned and controlled by Gerald D. Hines and Jeffrey C. Hines, the Chairman of our board of directors.

     On March 10, 2005, a subsidiary of the Core Fund executed a contract with Madison Two Associates, an affiliate of Hines, to acquire Three First National Plaza, located at 70 West Madison Street in the Central Loop of Chicago, Illinois. The aggregate purchase price for the property is expected to be approximately $236,000,000, exclusive of transaction costs, financing fees and working capital reserves. An affiliate of Hines owns a 4.47% interest in Madison Two Associates; however, the purchase price will be applied to mortgage debt secured by the property and no proceeds will be distributed to the affiliate of Hines with respect to its interest in Madison Two Associates.

     Three First National Plaza, completed in 1981, includes a fifty-seven story west tower, twelve-story east tower and a nine-story atrium. The building, designed by Skidmore, Owings & Merrill LLP, contains 1,439,367 square feet of rentable area and is approximately 89.0% leased. Approximately 176,607 square feet, or 12.3% of the rentable area of the building, is leased to Bell, Boyd & Lloyd LLC, a law firm. No other tenant leases more than 10.0% of the rentable area of the building.

     In connection with the potential acquisition of Three First National Plaza, a subsidiary of the Core Fund has secured financing under two loans from Northwestern Mutual Life Insurance Company in an aggregate principal amount of $141,000,000. The fixed rate loan will have a principal amount of $126,900,000, will bear interest at 4.67% per annum, and will require monthly installments of interest only throughout the stated seven-year term. The floating rate loan will have a principal amount of $14,100,000, will bear interest at 30-day LIBOR plus 1.00%, and will require monthly installments of interest only throughout the stated five-year term. The loans will be secured by, among other things, the real property and all appurtenances and improvements located thereon. In addition, the loans will be cross-collateralized and will include cross-default provisions. These loans will not be recourse to either the Core Fund or Hines Real Estate Investment Trust, Inc.

     We will pay no fees or compensation to the Core Fund, its general partner or advisor in connection with the Core Fund’s acquisition of Three First National Plaza.

     The Core Fund anticipates that the acquisition of Three First National Plaza will be consummated on or about March 22, 2005. Although our management believes the acquisition of Three First National Plaza by the Core Fund to be probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Three First National Plaza will be consummated. If the Core Fund elects not to close on Three First National Plaza, it will forfeit a significant amount of earnest money. Other properties may be identified in the future that the Core Fund may acquire prior to or instead of Three First National Plaza.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
March 14, 2005	By:	/s/ Sherri W. Schugart
Sherri W. Schugart
Chief Financial Officer